EXHIBIT 5

201 St. Charles Avenue New Orleans, Louisiana 70170-5100 504-582-8000 Fax 504-582-8583 www.joneswalker.com

August 8, 2013

Cal Dive International, Inc.
2500 CityWest Boulevard, Suite 2200
Houston, Texas 77042

Ladies and Gentlemen:

    We have acted as counsel to Cal Dive International, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to registration under the Securities Act of 1933, of 4,800,000 shares of common stock of the Company, $0.01 par value (the "Common Stock").  The Common Stock is to be issued under the Cal Dive International, Inc. 2013 Stock Incentive Plan (the "Plan").
    We have examined instruments, documents, and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed.  In such examination, we have assumed the following:  (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.
    Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Plan after the filing of this Registration Statement, are validly authorized shares of Common Stock and, when issued for at least par value and in accordance with the provisions of the Plan, will be legally issued, fully paid, and non-assessable.
    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement.  In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

JONES WALKER LLP By: /s/ Jones Walker LLP